Exhibit 99.1

Altra Reports First-Quarter 2019 Results

Automation & Specialty Platform (“A&S”) Drives 101% Year-Over-Year Increase
in Q1 Sales to $482.8M

Completes A&S Integration activities and on track to achieve planned synergies

Reiterates 2019 Top-line and Profitability Guidance Reflecting Continued Sales and Earnings Growth

BRAINTREE, Mass., April 26, 2019 (GLOBE NEWSWIRE) -- Altra Industrial Motion Corp. (Nasdaq: AIMC) (“Altra” or the “Company”), a leading global manufacturer and supplier of motion control, power transmission and automation products, today announced unaudited financial results for the first quarter ended March 31, 2019. Except where otherwise noted, financial results for the first quarter of 2019 include the A&S business whereas results for the prior year period do not include financial results of the A&S business on a proforma basis.

Financial Highlights

•

First-quarter 2019 net sales were $482.8 million, up 101% from $240.4 million in the first quarter of 2018. Organic sales growth was 1.6% for the combined business on an unaudited pro forma basis, compared to the first quarter of 2018.*

•

First-quarter net income was $35.2 million, or $0.55 per diluted share, compared with $9.0 million, or $0.31 per diluted share, in the first quarter of 2018.  Non-GAAP net income in the first quarter of 2019 was $51.7 million, or $0.80 per diluted share. This is compared with non-GAAP net income of $21.2 million, or $0.72 per diluted share, in the first quarter of 2018.*

•	Non-GAAP adjusted EBITDA in the first quarter of 2019 was $105.0 million, or 21.7% of net sales.*
•

Operating income margin in the first quarter of 2019 was 13.8% compared to 8.2% in the first quarter of 2018. Gross profit margin in the first quarter of 2019 was 36.2%, a 530 basis point increase over 30.9% in the first quarter of 2018. Non-GAAP operating income margin in the first quarter of 2019 was 18.2%, a 630 basis point increase from 11.9% in the first quarter of 2018.*

•	Cash flow from operations for the first quarter 2019 of $39.3 million led to free cash flow of $25.3 million, compared with negative free cash flow of $3.3 million for the first quarter of 2018.*

Strategic Highlights

•	Integration of the A&S business advancing on track with tactical stage of integration successfully completed.
•	Relocated shared facility in China on time and on budget, and announced closure of significant facility in the Northeast (production to be relocated to three U.S. facilities).
•	Launched sales team collaboration program
•	Advanced strategic supply chain initiative to identify indirect and direct savings

•	On track to achieve $10.0 million to $12.0 million of synergies in 2019 and deliver a total of $52.0 million of synergies by year four.
•	Paid down $15.0 million of debt in Q1 2019.

Management Comments

“We began the year with a strong first quarter that reflects the financial and strategic benefits of the A&S business combination and the new Altra,” said Carl Christenson, Altra’s Chairman and CEO. “First-quarter revenues of $482.8 million were more than double the prior-year quarter as a result of the merger and the continued positive performance of both businesses. Operationally, the business continues to perform well as we delivered solid margins across the board, including gross profit margin of 36.2%, non-GAAP adjusted operating income margin of 18.2% and non-GAAP adjusted EBITDA margin of 21.7%. Our focus on cash management yielded $25.3 million of free cash flow in what is seasonally our lowest quarter for free cash flow.*

“The integration of the A&S business and Altra continues to advance exceptionally well,” said Christenson. “With the completion of essentially all the integration activities behind us, our focus has shifted to advancing our strategic initiatives to drive the synergies. In the first quarter, we launched our sales collaboration program, made meaningful progress with our supply chain optimization efforts and continued to integrate our world class business systems across the combined organization.

“First quarter revenues were in line with our expectations as growth in the industrial economy has moderated. Additionally, many of the economic indicators that were negative in the fourth quarter of last year and early in the first quarter of this year have improved resulting in an improved outlook for the overall global economy, including an improved outlook in China and Germany, which are key geographies for Altra. Based on this and our ongoing success with the A&S integration, we are confident in our ability to deliver continued sales, earnings and free cash flow growth in 2019,” concluded Christenson.

Business Outlook

Altra is reiterating its top-line and profitability guidance for full year 2019.

•	Full-year 2019 sales are expected to be $1,920 - $1,950 million.
•	GAAP diluted EPS in the range of $2.10 to $2.18.
•	Non-GAAP diluted EPS in the range of $3.02 to $3.18. *
•	Non-GAAP adjusted EBITDA in the range of $415 to $430 million. *
•

Tax rate for the full year is now expected to be approximately 24.0% to 25.8% before discrete items, a decrease from previous guidance of 25.0% to 26.5%, capital expenditures in the range of $60 to $65 million, and depreciation and amortization in the range of $130 to $140 million.

Reconciliations of Non-GAAP Disclosures

(Amounts in Millions of Dollars, except per share information)

*Reconciliation of Non-GAAP Net Income:

	Quarter Ended March 31,
	2019	2018
Net income	$35.2	$9.0

Restructuring costs	$2.3	$0.9
Loss on partial settlement of pension plan	-	5.1
Acquisition related stock compensation expense	1.1	-
Acquisition related amortization expense	17.8	2.5
Acquisition related expenses	0.5	5.4
Tax impact of above adjustments	(5.2)	(1.7)
Non-GAAP net income*	$51.7	$21.2
Non-GAAP diluted earnings per share*	$0.80	$0.72

*Reconciliation of Free Cash Flow

	Quarter Ended March 31,
	2019	2018
	(Unaudited)	(Unaudited)
Net cash flows from operating activities	$39.3	$3.7
Purchase of property, plant and equipment	(14.0)	(7.0)
Free cash flow*	$25.3	$(3.3)

*Reconciliation of Net Debt

	March 31, 2019	December 31, 2018
Debt	$1,719.8	$1,734.0
Cash	(152.4)	(169.0)
Net debt	$1,567.4	$1,565.0

*Reconciliation of Non-GAAP Income from Operations:

	Quarter Ended March 31,
	2019	2018
Income from operations	$66.4	$19.7
Income from operations as a percent of net sales	13.8%	8.2%

Restructuring costs	$2.3	$0.9
Acquisition related stock compensation expense	1.1	-
Acquisition related amortization expense	17.8	2.5
Acquisition related expenses	0.5	5.4
Non-GAAP income from operations*	88.1	28.5
Non-GAAP Income from operations as a percent of net sales	18.2%	11.9%

*Reconciliation of GAAP to Non-GAAP Operating Income and Operating Income Margin

Selected Statement of Income Data
	Quarter Ended March 31, 2019
	GAAP Operating Income	Adjustments	Non-GAAP Operating Income
Net sales	$482.8	$-	$482.8
Cost of sales	307.9	-	307.9
Gross profit	174.9	-	174.9
Operating Expenses
Selling, general & administrative expenses	90.9	19.4	71.5
Research and development expenses	15.3	-	15.3
Restructuring costs	2.3	2.3	-
Income from Operations	$66.4	$21.7	$88.1
GAAP and Non-GAAP Income from operations as a percent of net sales	13.8%		18.2%

	Quarter Ended March 31, 2018
	GAAP Operating Income	Adjustments	Non-GAAP Operating Income
Net sales	$240.4	$-	$240.4
Cost of sales	166.2	-	166.2
Gross profit	74.2	-	74.2
Operating Expenses
Selling, general & administrative expenses	47.1	7.9	39.2
Research and development expenses	6.5	-	6.5
Restructuring costs	0.9	0.9	-
Income from Operations	$19.7	$8.8	$28.5
GAAP and Non-GAAP Income from operations as a percent of net sales	8.2%		11.9%

*Reconciliation of Non-GAAP adjusted EBITDA:

Quarter Ended March 31, 2019
Net income	$35.2

Asset impairment and other, net	1.3
Tax expense	10.3
Interest expense	19.8
Depreciation expense	14.3
Acquisition related amortization expense	17.8
Acquisition related expenses	0.5
Loss on partial settlement of pension plans	-
Stock compensation expense	3.5
Restructuring costs	2.3
Non-GAAP adjusted EBITDA	$105.0

*Reconciliation of 2019 Non-GAAP Net Income and Non-GAAP Diluted EPS Guidance:

	Projected Fiscal Year 2019 Net Income	Projected Fiscal Year 2019 Diluted EPS
Net income and diluted earnings per share	$136.1 - $141.0	$2.10 - $2.18
Restructuring costs	5.0 - 7.5
Acquisition related stock compensation expense	3.1 - 3.3
Acquisition related amortization expense	70.4 - 75.0
Tax impact of above adjustments(1) (2)	(19.2) - (21.0)
Non-GAAP Net Income and Non-GAAP Diluted EPS Guidance*	$195.4 - $205.8	$3.02 - $3.18
(1) Adjustments are pre-tax, with net tax impact listed separately
(2) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 24.5% by the above items

*Reconciliation of 2019 Non-GAAP adjusted EBITDA Guidance:

Fiscal Year 2019
Net income	$136.1 - $141.0
Interest expense	82.5 - 79.0
Tax expense	47.4 - 49.0
Depreciation expense	59.6 - 65.0
Acquisition related amortization expense	70.4 - 75.0
Stock based compensation	14.0
Restructuring costs	5.0 - 7.0
Non-GAAP adjusted EBITDA*	$415.0 - $430.0

Conference Call

The Company will conduct an investor conference call to discuss its unaudited first-quarter financial results on Friday, April 26, 2019 at 10:00 a.m. ET. The public is invited to listen to the conference call by dialing (877) 397-8668 domestically or (647) 689-5686 for international access and asking to participate in the ALTRA conference call. A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under presentations in the Investor Relations section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call on April 26, 2019 through midnight on May 10, 2019. To listen to the replay, dial (800) 585-8367 domestically or (416) 621-4642 for international access (Conference ID: 8074569). A webcast replay also will be available.

About Altra Industrial Motion Corp.

Altra Industrial Motion Corp. is a premier industrial manufacturer of highly engineered power transmission, motion control and engine braking systems and components. Altra's portfolio consists of 27 well-respected brands including Bauer Gear Motor, Boston Gear, Jacobs Vehicle Systems, Kollmorgen, Portescap, Stromag, Svendborg Brakes, TB Wood's, Thomson and Warner Electric. Headquartered in Braintree, Massachusetts, Altra has approximately 9,300 employees and over 50 production facilities in 16 countries around the world.

Altra Industrial Motion Corp.
Consolidated Balance Sheets
In Millions of Dollars	March 31, 2019	December 31, 2018
Assets:	(Unaudited)
Current Assets
Cash and cash equivalents	$152.4	$169.0
Trade receivables, net	281.8	259.8
Inventories	241.0	231.2
Income tax receivable	8.5	10.2
Prepaid expenses and other current assets	32.8	33.1
Assets held for sale	-	0.7
Total current assets	716.5	703.9
Property, plant and equipment, net	360.5	364.4
Intangible assets, net	1,559.9	1,585.7
Goodwill	1,683.5	1,662.3
Deferred income taxes	3.3	4.9
Other non-current assets, net	13.3	15.9
Operating lease, right of use asset	43.3	-
Total assets	$4,380.3	$4,337.2

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$172.3	$175.8
Accrued payroll	53.6	57.0
Accruals and other current liabilities	78.7	79.6
Income tax payable	9.3	7.5
Current portion of long-term debt	18.2	17.2
Operating lease liabilities	14.9	-
Total current liabilities	347.0	337.1
Long-term debt, less current portion and net of unaccreted discount	1,676.6	1,690.9
Deferred income taxes	399.1	393.2
Pension liabilities	32.1	32.0
Long-term taxes payable	4.5	5.4
Other long-term liabilities	18.5	30.4
Operating lease liabilities, net of current portion	30.1	-
Total stockholders' equity	1,872.4	1,848.2
Total liabilities, and stockholders' equity	$4,380.3	$4,337.2

Reconciliation to operating working capital:
Trade receivables, net	281.8	259.8
Inventories	241.0	231.2
Accounts payable	(172.3)	(175.8)
Non-GAAP operating working capital*	$350.5	$315.2

Consolidated Statements of Income Data:	Quarter Ended March 31,
In Millions of Dollars	2019		2018
	(Unaudited)		(Unaudited)
Net sales	$482.8		$240.4
Cost of sales	307.9		166.2
Gross profit	$174.9		$74.2
Gross profit as a percent of net sales	36.2%		30.9%
Selling, general & administrative expenses	90.9		47.1
Research and development expenses	15.3		6.5
Restructuring costs	2.3		0.9
Income from operations	$66.4		$19.7
Income from operations as a percent of net sales	13.8%		8.2%
Loss on partial settlement of pension plan	-		5.1
Interest expense, net	19.8		1.8
Other non-operating expense/(income), net	1.1		(0.1)
Income before income taxes	$45.5		$12.9
Provision/(Benefit) for income taxes	10.3		3.9
Income tax rate	22.6%		30.3%
Net income	35.2		9.0

Weighted Average common shares outstanding:
Basic	64.2		29.1
Diluted	64.4		29.2
Net income per share:
Basic	$0.55		$0.31
Diluted	$0.55		$0.31

Reconciliation of Non-GAAP Income From Operations:
Income from operations	$66.4		$19.7
Restructuring costs	2.3		0.9
Acquisition related stock compensation expense	1.1		-
Acquisition related amortization expense	17.8		2.5
Acquisition related expenses	0.5		5.4
Non-GAAP income from operations *	$88.1		$28.5
	18.2%		11.9%
Reconciliation of Non-GAAP Net Income:	`
Net income	$35.2		$9.0
Restructuring costs	2.3		0.9
Loss on partial settlement of pension plan	-		5.1
Acquisition related stock compensation expense	1.1		-
Acquisition related amortization expense	17.8		2.5
Acquisition related expenses	0.5		5.4
Tax impact of above adjustments	(5.2)		(1.7)
Non-GAAP net income *	$51.7		$21.2
Non-GAAP diluted earnings per share *	$0.80	(1)	$0.72	(2)

(1) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 23.9% by the above items.

(2) -  tax impact is calculated by multiplying the estimated effective tax rate for the period of 24.2% by restructuring costs, acquisition related amortization expense and the loss on settlement of pension plan. Acquisition related expenses in the quarter are not tax deductible, therefore the tax impact has been eliminated.

Cash flows from operating activities	Quarter Ended March 31,
In Millions of Dollars	2019	2018

Net income	$35.2	$9.0
Adjustments to reconcile net income to net operating cash flows:
Depreciation	14.3	6.9
Amortization of intangible assets	17.8	2.5
Amortization of deferred financing costs	1.1	0.2
Loss(gain) on foreign currency, net	1.0	(0.1)
Loss on settlement of pension plan	—	5.1
Loss on disposal / impairment of fixed assets	0.3	0.1
Stock based compensation	3.5	1.3
Changes in assets and liabilities:
Trade receivables	(22.5)	(12.9)
Inventories	(10.6)	(0.5)
Accounts payable and accrued liabilities	(4.9)	(5.9)
Other current assets and liabilities	18.5	0.0
Other operating assets and liabilities	(14.4)	(2.0)
Net cash provided by operating activities	39.3	3.7
Cash flows from investing activities
Purchase of property, plant and equipment	(14.0)	(7.0)
A&S acquisition purchase price adjustment	(13.5)
Proceeds from sale of building	0.3	—
Net cash used in investing activities	(27.2)	(7.0)
Cash flows from financing activities
Payments on 2015 Revolving Credit Facility	—	(4.9)
Payments on Term Loan Facility	(15.0)	—
Dividend payments	(11.1)	(5.0)
Borrowing under 2015 Revolving Credit Facility	—	8.0
Payments of equipment, working capital notes, mortgages and other debts	(0.2)	(0.3)
Proceeds from issuance of China debt	1.2	—
Shares surrendered for tax withholding	(2.1)	(1.5)
Net cash used in financing activities	(27.2)	(3.7)
Effect of exchange rate changes on cash and cash equivalents	(1.5)	1.4
Net change in cash and cash equivalents	(16.6)	(5.6)
Cash and cash equivalents at beginning of year	169.0	52.0
Cash and cash equivalents at end of period	$152.4	$46.4

Reconciliation to free cash flow:
Net cash flows from operating activities	$39.3	$3.7
Purchase of property, plant and equipment	(14.0)	(7.0)
Free cash flow *	$25.3	$(3.3)

Selected Segment Data	Quarter Ended March 31, March 31,
In Millions of Dollars	2019	2018
Net Sales:
Power Transmission Technologies	$234.9	$240.4
Automation & Specialty	249.1	-
Inter-segment eliminations	(1.2)	-
Total	$482.8	$240.4

Income from operations:
Power Transmission Technologies	$28.9	$28.2
Automation & Specialty	40.6	-
Corporate	(0.8)	(7.6)
Restructuring costs	(2.3)	(0.9)
Total	$66.4	$19.7

*Reconciliation of Non-GAAP Income from Operations by Segment:

Selected Segment Data
(In Millions of Dollars	Quarter Ended March 31, 2019
	Power Transmission Technologies	Automation and Specialty	Corporate	Total
Income from operations:
Income from operations	$27.8	$39.4	$(0.8)	$66.4
Restructuring costs	1.1	1.2	-	2.3
Acquisition related stock compensation expense	-	-	1.1	1.1
Acquisition related amortization expense	2.3	15.5	-	17.8
Acquisition related expenses	-	-	0.5	0.5
Total Non-GAAP Income from operations	$31.2	$56.1	$0.8	$88.1
Non-GAAP Income from operations as a percentage of Segment net sales*	13.3%	22.5%		18.2%

* Discussion of Non-GAAP Financial Measures

The non-GAAP financial measures used in this release are utilized by management in comparing our operating performance on a consistent basis.  We believe that these financial measures are appropriate to enhance the overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. We believe that these measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations as well as insight into the compliance with our debt covenants.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP.  Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.  A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.

Organic Sales

Organic sales in this release excludes the impact of foreign currency translation.

Non-GAAP Net Income, Non-GAAP income from operations, Non-GAAP Diluted earnings per share and Non-GAAP operating income margin

Non-GAAP net income, non-GAAP income from operations and non-GAAP diluted earnings per share exclude acquisition related amortization, acquisition related costs, restructuring costs and other income or charges that management does not consider to be directly related to the Company’s core operating performance.  Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by

GAAP weighted average shares outstanding (diluted). Non-GAAP operating income margin is calculated by dividing Non-GAAP income from operations by GAAP Net Sales.

Non-GAAP adjusted EBITDA

Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, acquisition related costs, restructuring costs, stock-based compensation and other income or charges that management does not consider to be directly related to the Company’s core operating performance.

Non-GAAP Free cash flow

Non-GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from net cash flows from operating activities.

Non-GAAP operating working capital

Non-GAAP operating working capital is calculated by deducting accounts payable from net trade receivables plus inventories.

Net Debt

Net debt is calculated by subtracting cash from total debt.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed”, “should be,” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, the statements under “Business Outlook,” our expectations regarding our tax rate, our expectations regarding the integration of the A&S businesses and the impact of such acquisition on our business, including our expectations regarding achieving anticipated synergies, our expectations regarding delevering our business and our ability to delever our business, our expectations regarding growth opportunities and our ability to drive growth, changes in how we calculate certain non-GAAP measures, expectations regarding improvements in the macro economic environment and outlooks in China and Germany, our expectations regarding our ability to serve our customers and deliver value for our shareholders, our expectations regarding continued sales, earnings and free cash flow growth in 2019 and the Company’s guidance for full year 2019.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in political and economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, and the effects of tariffs and other trade actions taken by the United States and other countries (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) risks associated with impairment of goodwill or intangibles assets, (17) failure of operating equipment or information technology infrastructure, (18) risks associated with our debt leverage, (19) risks associated with restrictions contained in the agreements governing the Notes and the Altra Credit Facilities, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) risks associated with implementation of our ERP system, (23) risks associated with the Svendborg, Stromag, and A&S acquisitions and integration and other acquisitions, (24) risks associated with certain minimum purchase agreements we have with suppliers, (25) risks related to our relationships with strategic partners, (26) our ability to offset increased commodity and labor costs with increased prices, (27) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (28) risks associated with interest rate swap contracts, (29) risks associated with our exposure to renewable energy markets, (30) risks related to regulations regarding conflict minerals, (31) risks related to restructuring and plant consolidations, (32) risks related to our acquisition of A&S, including (a) the possibility that we may be unable to achieve expected synergies and operating efficiencies in connection with the proposed transaction within the expected time-frames or at all and to successfully integrate A&S, (b) expected or targeted future financial and operating performance and results, (c) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintain relationships with employees, customers, clients or suppliers) being greater than expected following the transaction, (d) our ability to retain key executives and employees, (e) slowdowns or downturns in economic conditions generally and in the markets in which the A&S businesses participate specifically, (f) lower than expected investments and capital expenditures in equipment that utilizes components produced by us or A&S, (g) lower than expected demand for our or A&S’s repair and replacement businesses, (h) our ability to successfully integrate the merged assets and the associated technology and achieve operational efficiencies, (i) the integration of A&S being more difficult, time-consuming or costly than expected, (j) the inability to undertake certain corporate actions that otherwise could be advantageous to comply with certain tax covenants, (k) potential unknown liabilities and unforeseen expenses related to the acquisition and (l) the impact on our internal controls and compliance with the regulatory requirements under the Sarbanes-Oxley Act of 2002, (33) the risk associated with the UK vote to leave the European Union, (34) Altra’s ability to achieve the efficiencies, savings and other benefits anticipated from its cost reduction, margin improvement, restructuring, plant consolidation and other business optimization initiatives, (35) the risks associated with transitioning from LIBOR to a replacement alternative reference rate, and (36) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra does not intend to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

AIMC-E

CONTACT:

Altra Industrial Motion Corp.

Christian Storch, Chief Financial Officer

781-917-0541

christian.storch@altramotion.com